Exhibit 3.1

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

Statement with Respect to Shares
Domestic Business Corporation
(15 Pa.C.S. § 1522)

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In compliance with the requirements of 15 Pa.C.S. § 1522(b) (relating to statement with respect to shares), the undersigned corporation, desiring to state the designation and voting rights, preferences, limitations, and special rights, if any, of a class or series of its shares, hereby states that:

1. The name of the corporation is:

National Penn Bancshares, Inc.

2. Check and complete one of the following:

   ☐    The resolution amending the Articles under 15 Pa.C.S. § 1522(b) (relating to divisions and determinations by the board), set forth in full, is as follows:

   ☑    The resolution amending the Articles under 15 Pa.C.S. § 1522(b) is set forth in full in Exhibit A attached hereto and made a part hereof.

3. The aggregate number of shares of such class or series established and designated by (a) such resolution, (b) all prior statements, if any, filed under 15 Pa.C.S. § 1522 or corresponding provisions of prior law with respect thereto, and (c) any other provision of the Articles is 35000 shares.

4. The resolution was adopted by the Board of Directors or an authorized committee thereon on:

    October 27, 2009

5. Check, and if appropriate complete, one of the following:

   ☑    The resolution shall be effective upon the filing of this statement with respect to shares in the Department of State.

   ☐    The resolution shall be effective on:                                                              at
Date                                 Hour

IN TESTIMONY WHEREOF, the undersigned corporation has caused this statement to be signed by a duly authorized officer thereof this

28th day of October, 2009.

National Penn Bancshares, Inc.
Name of Corporation

/s/ Glenn E. Moyer
Signature

Glenn E. Moyer, President and CEO
Title

EXHIBIT A

October 27, 2009

NATIONAL PENN BANCSHARES, INC.

BOARD OF DIRECTORS

WHEREAS, National Penn Bancshares, Inc. (the “Company”) has the authority to issue up to 1,000,000 shares of preferred stock with no par value and with such rights, privileges and preferences as may be adopted by the board of directors of the Company (the “Board”);

WHEREAS, on August 23, 1989, National Penn Bancshares, Inc. (the “Company”) designated 35,000 shares of the authorized and unissued preferred stock of the Company as “Series A Junior Participating Preferred Stock” (“Series A Preferred Stock”);

WHEREAS, no shares of Series A Preferred Stock have been issued; and

WHEREAS, pursuant to Article Eighth, clause (a) of the Amended and Restated Articles of Incorporation of the Company (the “Articles”), the Board has the authority to decrease the number of shares of any designated series of preferred stock

WHEREAS, upon such a decrease, such shares shall resume the status they had prior to the designation;

WHEREAS, on September 8, 2009, the Nominating/Governance Committee of the Company (the “Committee”) recommended to the Board that it decrease the number of shares of Series A Preferred Stock to 0 and abolish the Series A Preferred Stock (the “Cancellation”);

WHEREAS, the Board deems it desirable and in the best interest of the Company to follow the recommendation of the Committee;

NOW, THEREFORE, BE IT:

RESOLVED, pursuant to the authority expressly granted and vested in the Board in accordance with the provisions of the Articles, that the Cancellation is hereby approved and adopted, and in connection therewith, that the proper officers of the Company be, and each of them hereby is, authorized, empowered and directed, for and on behalf of the Company, to make, execute, perform, acknowledge, verify, issue and deliver all such applications, agreements, documents, instruments and certificates, and to do or cause to be done all such acts and things, and take all such steps and other action or actions, and to make all such payments and remittances and pay any expenses (including bank fees and attorneys’ and other advisors’ fees), as may in each case be approved by such officer taking such action or actions as necessary, appropriate or advisable in order to effectuate the Cancellation, and any actions taken by the Company’s officers or their representatives in furtherance of these objectives are hereby authorized, adopted, approved, ratified and confirmed; and

FURTHER RESOLVED, that any officer of the Company is hereby authorized to certify and deliver to any person to whom such certification and delivery may be deemed necessary and desirable in the opinion of such officer a true copy of the foregoing resolutions; and

FURTHER RESOLVED, that no class of capital stock of the Company other than the Series A Preferred Stock shall be affected by the Cancellation.